SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2011

Timberland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-23333	91-1863696
State or other jurisdiction	Commission	(I.R.S. Employer
Of incorporation	File Number	Identification No.)

624 Simpson Avenue, Hoquiam, Washington	98550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code) (360) 533-4747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Timberland Bancorp, Inc. (“Company”), the holding company for Timberland Bank, held its Annual Meeting of Stockholders on Tuesday, January 25, 2011 in Hoquiam, Washington.  The results of the vote for the three items presented at the meeting were as follows:

1.	Election of Directors:
Stockholders elected the following nominees to the Board of Directors for a three-year term ending 2014 by the following vote:

	For		Withheld		Broker Non-Votes
	Number of Votes	Percentage	Number of Votes	Percentage	Number of Votes	Percentage
Jon C. Parker	3,484,046	83.04	711,701	16.96	2,417,946	N/A
James C. Mason	4,000,121	95.34	195,626	4.66	2,417,946	N/A
Michael J. Stoney	4,022,200	95.86	173,547	4.14	2,417,946	N/A

The following directors, who were not up for re-election at the Annual Meeting of Stockholders, will continue to serve as directors: Andrea M. Clinton, Ronald A. Robbel, Michael R. Sand, David A. Smith and Larry D. Goldberg.

2.	Advisory Vote on Compensation of Named Executive Officers:
Stockholders approved an advisory vote on the compensation of the Company’s named executive officers as follows:

	Number of Votes	Percentage
For	3,905,962	93.09
Against	230,999	5.51
Abstain	58,785	1.40
Broker non-votes	2,417,947	N/A

3.	Ratification of Appointment of Independent Auditor:
Stockholders ratified the appointment of Delap LLP as the Company’s independent auditor for the fiscal year ending September 30, 2011 by the following vote:

	Number of Votes	Percentage
For	6,525,686	98.67
Against	49,524	0.75
Abstain	38,483	0.58

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIMBERLAND BANCORP, INC.

DATE: January 26, 2011	By: /s/ Dean J. Brydon
Dean J. Brydon
Chief Financial Officer